                                                                     EXHIBIT 1.1



                                                        A& B Draft Dated 12/8/97
                                                    Marked from Draft of 12/3/97



                             SCP POOL CORPORATION
                           (a Delaware corporation)





                                 Common Stock



                            UNDERWRITING AGREEMENT




Dated:  November __, 1997

                                                                     EXHIBIT 1.1

                             SCP POOL CORPORATION


                            UNDERWRITING AGREEMENT

                                                            November ___, 1997

MORGAN KEEGAN & COMPANY, INC.
THE ROBINSON-HUMPHREY COMPANY, LLC
JOHNSON RICE & COMPANY L.L.C.
     [As Representatives of the Several Underwriters
      Named in Schedule A hereto]

c/o Morgan Keegan & Company, Inc.
50 Front Street
Memphis, Tennessee 38103

Dear Sirs:

          SCP Pool Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule A (collectively, the "Underwriters") an aggregate of 1,350,000 shares of Common Stock, $0.001 par value per share (the "Common Stock"), of the Company (the "Firm Company Shares") and the selling shareholders of the Company named in Schedule B (the "Selling Shareholders") propose to sell to the Underwriters an aggregate of 1,600,000 shares of Common Stock (the "Firm Selling Shareholder Shares" and, together with the Firm Company Shares, the "Firm Shares"). The Firm Shares are to be sold to each Underwriter, acting severally and not jointly, in such amounts as are set forth in Schedule A opposite the name of such Underwriter.

          The Selling Shareholder listed in Schedule C also grants to the Underwriters the option described in Section 3 to purchase, on the same terms as the Firm Shares, up to 442,500 additional shares of Common Stock (the "Option Shares") solely to cover over-allotments. The Firm Shares, together with all or any part of the Option Shares, are collectively herein called the "Shares."

          Section 1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

               (a) A registration statement on Form S-1 (File No. 333-_______) with respect to the Shares, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities

Act of 1933, as amended (the "1933 Act"), and the applicable rules and regulations (the "1933 Act Regulations") of the Securities and Exchange Commission (the "Commission"), and has been filed with the Commission; and such amendments to such registration statement as may have been required prior to the date hereof have been filed with the Commission, and such amendments have been similarly prepared. Copies of such registration statement and amendment or amendments and of each related preliminary prospectus, and the exhibits, financial statements and schedules, as finally amended and revised, have been delivered to you. The Company will prepare in the same manner, and proposes so to file with the Commission, one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, (ii) if the Company does not rely on Rule 434 of the 1933 Act, a final prospectus in accordance with Rules 430A and 424(b) of the 1933 Act Regulations or (iii) if the Company relies on Rule 434 of the 1933 Act, a term sheet relating to the Shares that shall identify the preliminary prospectus that it supplements containing such information as is required or permitted by Rules 434, 430A and 424(b) of the 1933 Act. The Company also may file a related registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act for the purpose of registering certain additional shares of Common Stock, which registration statement will be effective upon filing with the Commission. As filed, such amendment, any registration statement filed pursuant to Rule 462(b) of the 1933 Act and any term sheet and form of final prospectus, or such final prospectus, shall include all Rule 430A Information (as defined below) and, except to the extent that you shall agree in a modification, shall be in all respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary prospectus) as the Company shall have previously advised you in would be included or made therein.

     The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the Closing Time (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall also include all Rule 430A Information contained in any Prospectus and any Term Sheet (as hereinafter defined) and deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the 1933 Act Regulations. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean (a) if the Company relies on Rule 434 of the 1933 Act, the Term Sheet relating to the Shares that is first filed pursuant to Rule

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424(b)(7) of the 1933 Act, together with the Preliminary Prospectus identified therein that such Term Sheet supplements or (b) if the Company does not rely on Rule 434 of the 1933 Act, the prospectus relating to the Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations or, if no filing pursuant to Rule 424(b) of the 1933 Act Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such Registration Statement becomes effective. The term "Rule 430A Information" means information with respect to the Shares and the offering thereof permitted pursuant to Rule 430A of the 1933 Act Regulations to be omitted from the Registration Statement when it becomes effective. The term "462(b) Registration Statement" means any registration statement filed with the Commission pursuant to Rule 462(b) under the 1933 Act (including the Registration Statement and any Preliminary Prospectus or Prospectus incorporated therein at the time such registration statement becomes effective). The term "Term Sheet" means any term sheet that satisfies the requirements of Rule 434 of the 1933 Act. Any reference to the "date" of a Prospectus that includes a Term Sheet shall mean the date of such Term Sheet.

     (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and no proceedings for that purpose have been instituted or threatened by the Commission or the state securities or blue sky authority of any jurisdiction. Each Preliminary Prospectus and any amendment or supplement thereto, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Underwriter expressly for use in the Registration Statement or any 462(b) Registration Statement.

     (c) When the Registration Statement and any 462(b) Registration Statement shall become effective, when any Term Sheet that is part of the Prospectus is filed with the Commission pursuant to Rule 434, when the Prospectus is first filed pursuant to Rule 424(b) of the 1933 Act Regulations, when any amendment to the Registration Statement or any 462(b) Registration Statement becomes effective, and when any supplement to the Prospectus or any Term Sheet is filed with the Commission and at the Closing Time and Date of Delivery (as hereinafter defined), (i) the Registration Statement, the 462(b) Registration Statement, the Prospectus, the Term Sheet and any amendments thereof and supplements thereto will conform in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations, and (ii) neither the Registration Statement, the 462(b) Registration Statement, the

Prospectus, any Term Sheet nor any amendment or supplement thereto will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Underwriter expressly for use in the Registration Statement or any 462(b) Registration Statement.

     (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions in which the ownership or leasing of its properties or the nature or conduct of its business as described in the Registration Statement and the Prospectus requires such qualification, except where the failure to do so would not have a material adverse effect on the financial condition, business or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (such effect is referred to herein as a Material Adverse Effect).

     (e) All of the Company's subsidiaries are named on an exhibit to the Registration Statement (each a "Subsidiary" and collectively the "Subsidiaries"). Each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation with all requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus. Each such entity is duly qualified to do business and is in good standing as a foreign corporation in each other jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business as described in the Registration Statement and the Prospectus requires such qualification, except where the failure to do so would not have a Material Adverse Effect.

     (f) The Company has full power and authority (corporate and other) to enter into this Agreement, to issue, sell and deliver the Firm Company Shares as provided herein and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws of general applicability relating to or affecting creditors' rights, or by general principles of equity whether considered at law or at equity and except to the extent enforcement of the indemnification provisions set forth in Section 8 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

     (g) Each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the valid authorization, issuance, sale and delivery of the Shares, the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby has been made or obtained and is in full force and effect, except as may be required to qualify the Shares for public offering by the Underwriters under applicable state securities laws.

     (h) Neither the issuance, sale and delivery by the Company of the Firm Company Shares, nor the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby will conflict with or result in a breach or violation of any of the terms and provisions of, or (with or without the giving of notice or the passage of time or both) constitute a default under the charter or bylaws of the Company or the Subsidiaries, respectively, or under any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or the Subsidiaries, respectively, is a party or to which the Company or the Subsidiaries, respectively, any of their respective properties or other assets is subject; or any applicable statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to any of the foregoing or any of their respective properties; or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or the Subsidiaries, respectively.

     (i) The Shares to be issued and sold to the Underwriters hereunder have been validly authorized by the Company. When issued and delivered against payment therefor as provided in this Agreement, the Shares will be duly and validly issued, fully paid and nonassessable. No preemptive rights of shareholders exist with respect to any of the Shares which have not been satisfied or waived. No person or entity holds a right to require or participate in the registration under the 1933 Act of the Shares pursuant to the Registration Statement which has not been satisfied or waived; and, except as set forth in the Prospectus, no person holds a right to require registration under the 1933 Act of any shares of Common Stock of the Company at any other time which has not been satisfied or waived.

     (j) The Company's authorized, issued and outstanding capital stock is as disclosed in the Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description of the Company's capital stock contained in the Prospectus.

     (k) All of the issued shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned directly or indirectly through another Subsidiary by the Company free and clear of all liens, security interests, pledges, charges, encumbrances, defects, shareholders' agreements, voting trusts, equities or claims of any nature whatsoever, except for that certain pledge of the capital stock of the Subsidiaries made by the Company pursuant to its Senior Loan Facility (as defined in the Prospectus). Other than the Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association.

     (1) Except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.

     (m) The Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary.

     (n) The financial statements of the Company and its consolidated Subsidiaries included in the Registration Statement and Prospectus present fairly the financial position of the Company and its consolidated Subsidiaries as of the dates indicated and the results of operations and cash flows for the Company and its consolidated Subsidiaries for the periods specified, all in conformity with generally accepted accounting principles applied on a consistent basis. The financial statement schedules included in the Registration Statement and the amounts in the Prospectus under the captions "Prospectus Summary -- Summary Consolidated Financial Data," "Selected Consolidated Financial Data," "Unaudited Pro Forma Condensed Consolidated Financial Data," "Consolidated Financial Statements of SCP Pool Corporation," and "Financial Statements of the B-L Network, Inc." fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the

Registration Statement and the Prospectus (other than the pro forma adjustments specified therein). The unaudited pro forma financial information (including the related notes) included in the Prospectus or any Preliminary Prospectus complies as to form in all material respects to the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable. Such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and the Subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified.

     (o) To the knowledge of the Company, Ernst & Young LLP who have examined and are reporting upon the audited financial statements and schedules included in the Registration Statement, are, and were during the periods covered by their reports included in the Registration Statement and the Prospectus, independent public accountants within the meaning of the 1933 Act and the rules and regulations of the Commission thereunder.

     (p) The Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of November 13, 1997 among the Company, South Central Pool Supply, Inc., Bicknell Huston Distributors, Inc. (the "Seller"), Pacific Industries, Inc. and Cookson America, Inc. has been duly authorized, executed and delivered by the Company and, to the knowledge of the Company, the Seller, and constitutes a valid and binding agreement of the Company and the Seller, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws of general applicability relating to or affecting creditors' rights, or by general principles of equity whether considered at law or at equity and the Company has no knowledge of any condition to the consummation of the transactions contemplated therein that is not reasonably likely to be satisfied prior to January 31, 1998 or that is reasonably likely to materially delay or hinder the closing as contemplated therein. Neither the Company nor, to the Company's knowledge, the Seller is in breach of any representation, warranty or covenant under the terms of the Asset Purchase Agreement.

     (q) Except for the Company's Form 8-K/A, Amendment No. 1, which was filed on November 13, 1997, the Company has timely filed all documents required to be filed by the Company since the Company's initial public offering in October 1995 pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

     (r) None of the Company or the Subsidiaries has sustained, since December 31, 1996, any material loss or interference with its business from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators' or court or governmental action, order or decree; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise stated in the Registration Statement and Prospectus, there has not been (i) any material change in the capital stock, long-term debt, obligations under capital leases or short-term borrowings of the Company, or the Subsidiaries, or (ii) any Material Adverse Change, or any development which could reasonably be seen as involving a prospective Material Adverse Change.

     (s) Neither the Company nor its Subsidiaries is in violation of its respective charter, or by-laws, and no default exists, and no event has occurred, nor state of facts exists, which, with notice or after the lapse of time to cure or both, would constitute a default in the due performance and observance of any obligation, agreement, term, covenant, consideration or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which any such entity is a party or to which any such entity or any of its properties is subject, except as in the aggregate would not reasonably be expected to have a Material Adverse Effect. None of the Company or its Subsidiaries is in violation of, or in default with respect to, any statute, rule, regulation, order, judgment or decree, except as may be properly described in the Prospectus or such as in the aggregate do not now have and would not reasonably be expected to have a Material Adverse Effect.

     (t) There is not pending or threatened, any action, suit, proceeding, inquiry or investigation against the Company, the Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, before or brought by any court or governmental agency or body or board of arbitrators that are required to be described in the Registration Statement or the Prospectus but are not described as required.

     (u) The descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required.

     (v) Except as disclosed to you in a writing as of the date hereof (i) the Company owns, possesses or has obtained all material permits, licenses, franchises, certificates, consents, orders, approvals and other authorizations of governmental or regulatory authorities or other entities as are necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, or as contemplated in the Prospectus to be conducted, and (ii) the Company has not received any notice of proceedings relating to revocation or modification of any such licenses, permits, franchises, certificates, consents, orders, approvals or authorizations.

     (w) The Company owns or possesses adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively, "Intangibles") necessary to entitle the Company to conduct its business as described in the Prospectus, and the Company has not received notice of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which would reasonably be expected to have a Material Adverse Effect.

     (x) Each of the Company's and the Subsidiaries' respective systems of internal accounting controls taken as a whole is sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's or the Subsidiaries' financial statements.

     (y) Each of the Company and the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect. All tax liabilities are adequately provided for on the respective books of such entities.

     (z) Each of the Company and its Subsidiaries maintain insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed by the Company to be adequate for their respective businesses and, consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

     (aa) Each of the Company, the Subsidiaries, and their officers, directors or affiliates has not taken and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in or constitute the stabilization or manipulation of any security of the Company or to facilitate the sale or resale of the Shares.

     (bb) The Company is not, will not become as a result of the transactions contemplated hereby, or will not conduct its respective businesses in a manner in which the Company would become, "an investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          (cc) Neither the Company nor any of the Subsidiaries has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to a federal or state governmental officer or official, or other person charge with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

     Section 2. Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders, severally and not jointly, represents and warrants to, and agrees with, each of the several Underwriters and the Company that:

          (a) Such Selling Shareholder has full power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement (as hereinafter defined) and to sell, assign, transfer and deliver to the Underwriters the Shares to be sold by such Selling Shareholder hereunder; and the execution and delivery of this Agreement, the Power of Attorney and the Custody Agreement have been duly authorized by all necessary action of the Selling Shareholder.

          (b) Such Selling Shareholder has duly executed and delivered this Agreement, the Power of Attorney and the Custody Agreement, and each constitutes the valid and binding agreement of such Selling Shareholder enforceable against such Selling Shareholder in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles.

          (c) No consent, approval, authorization, order or declaration of or from, or registration, qualification or filing with, any court or governmental agency or body is required for the sale of the Shares to be sold by such Selling Shareholder or the consummation of the transactions contemplated by this Agreement, the Power of Attorney or the Custody Agreement, except the registration of such Shares under the 1933 Act (which, if the Registration Statement is not effective as of the time of execution hereof, shall be obtained as provided in this Agreement) and such as may be required under state securities or blue sky laws in connection with the offer, sale and distribution of such Shares by the Underwriters.

          (d) The sale of the Shares to be sold by such Selling Shareholder and the performance of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with, or (with or without the giving of notice or the passage of time or both) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Shareholder is a party or to which any of its properties or assets is subject, nor will such action conflict with or violate any provision of the charter or bylaws or other governing instruments of such Selling Shareholder, if any, or any statute, rule or regulation or any order, judgment or decree of any court or governmental agency or body having jurisdiction over the Selling Shareholder or any of such Selling Shareholder's properties or assets.

          (e) Such Selling Shareholder has, and immediately prior to the transfer of the Shares at the Closing Time (as defined in Section 3 hereof) or at the Date of Delivery, as the case may be, such Selling Shareholder will have, good and valid title to the Shares to be sold by such Selling Shareholder hereunder, free and clear of all liens, security interests, pledges, charges, encumbrances, defects, shareholders' agreements, voting trusts, equities or claims of any nature whatsoever; and, upon delivery of such Shares against payment therefor as provided herein, good and valid title to such Shares, free and clear of all liens, security interests, pledges, charges, encumbrances, defects, shareholders' agreements, voting trusts, equities or claims of any nature whatsoever, will pass to the several Underwriters.

          (f) The Selling Shareholder has not (i) taken, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

     In order to document the Underwriters' compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, each of the Selling Shareholders agrees to deliver to you prior to or at the Closing Time (as hereinafter defined) a properly completed and executed United States Treasury Department form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

     Each of the Selling Shareholders individually represents and warrants that certificates in negotiable form representing all of the Shares to be sold by such Selling Shareholder hereunder have been placed in custody under a custody agreement (the "Custody Agreement"), in the form heretofore furnished to and approved by you, duly executed and delivered by such Selling Shareholder to First Chicago Trust Company of New York, as custodian (the "Custodian"), and that such Selling Shareholder has duly executed and delivered a Power of Attorney (the "Power of Attorney"), in the form heretofore furnished to and approved by you, appointing Andrew W. Code, Peter M. Gotsch, Craig K. Hubbard and Wilson B. Sexton as such Selling Shareholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholders as provided in Section 3 hereof, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

          Each of the Selling Shareholders specifically agrees that the Shares represented by the certificates held in custody for such Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder, and that the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney, are irrevocable subject to the terms thereof. Each of the Selling Shareholders specifically agrees that the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event.

     Section 3.  Sale and Delivery of the Shares to the Underwriters; Closing.

          (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters the Firm Company Shares, and the Selling Shareholders agree, severally and not jointly, to sell to the Underwriters the Firm Selling Shareholder Shares set forth opposite the name of such Selling Shareholder on Schedule B, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A (the proportion which each Underwriter's share of the total number of the Firm Shares bears to the total number of Firm Shares is hereinafter referred to as such Underwriter's "underwriting obligation proportion"), at a purchase price of $______ per share.

          (b) In addition, on the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Selling Shareholder set forth in Schedule C hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 442,500 Option Shares at the same purchase price as shall be applicable to the Firm Shares. The option hereby granted will expire if not exercised within the thirty (30) day period after the date of the Prospectus by giving written notice to the Company and the Selling Shareholder set forth in Schedule C. The option granted hereby may be exercised in whole or in part (but not more than once), only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Firm Shares. The notice of exercise shall set forth the number of Option Shares as to which the several Underwriters are exercising the option, and the time and date of payment and delivery thereof. Such time and date of delivery (the "Date of Delivery") shall be determined by you but shall not be later than three full business days after the exercise of such option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Shares, the Option Shares as to which the option is exercised shall be purchased by the Underwriters, severally and not jointly, in their respective underwriting obligation proportions.

          (c) Payment of the purchase price for and delivery of certificates in definitive form representing the Firm Shares shall be made at the offices of Morgan Keegan & Company, Inc., 50 Front Street, Memphis, Tennessee 38103 or at such other place as shall be agreed upon by the Company and you, at 10:00 a.m., either (i) on the third full business day after the execution of this Agreement, or (ii) at such other time not more than ten full business days thereafter as you and the Company shall determine (unless, in either case, postponed pursuant to the term hereof), (such date and time of payment and delivery being herein called the "Closing Time"). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for and delivery of certificates in definitive form representing the Option Shares shall be made at the offices of Morgan Keegan & Company, Inc. in the manner set forth above, or at such other place as the Company and you shall determine, on the Date of Delivery as specified in the notice from you to the Company. Payment for the Firm Shares and the Option Shares shall be made to the Company and the Selling Shareholders, respectively, by wire transfer in same-day funds to the accounts designated to the Underwriters in writing by the Company and the Selling Shareholders, respectively, against delivery to you for the respective accounts of the Underwriters of the Shares to be purchased by them.

          (d) The certificates representing the Shares to be purchased by the Underwriters shall be in such denominations and registered in such names as you may request in writing at least two full business days before the Closing Time or the Date of Delivery, as the case may be. The certificates representing the Shares will be made available at the offices of Morgan Keegan & Company, Inc. or at such other place as Morgan Keegan & Company, Inc. may designate for examination and packaging not later than 10:00 a.m. at least one full business day prior to the Closing Time or the Date of Delivery as the case may be.

          (e) After the Registration Statement becomes effective, you intend to offer the Shares to the public as set forth in the Prospectus, but after the initial public offering of such Shares, you may in your discretion vary the public offering price.

     Section 4. Certain Covenants of the Company. The Company covenants and agrees with each Underwriter as follows:

          (a) The Company will use its best efforts to cause the Registration Statement to become effective (if not yet effective at the date and time that this Agreement is executed and delivered by the parties hereto). If the Company elects to rely upon Rule 430A of the 1933 Act Regulations or the filing of the Prospectus is otherwise required under Rule 424(b) of the 1933 Act Regulations, the Company will comply with the requirements of Rule 430A and will file the Prospectus, properly completed, pursuant to the applicable provisions of Rule 424(b), or a Term Sheet pursuant to and in accordance with Rule 434, within the time period prescribed. If the Company elects to rely upon Rule 462(b), the Company shall file a 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee. The Company will notify you immediately (i) when the Registration Statement, 462(b) Registration Statement or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission with regard to the Registration Statement,
     (iii) of any request by the Commission to amend the Registration Statement or 462(b) Registration Statement or amend or supplement the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any 462(b) Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the withdrawal thereof at the earliest possible moment.

          (b) The Company will not at any time file or make any amendment to the Registration Statement, or any amendment or supplement (i) to the Prospectus, if the Company has not elected to rely upon Rule 430A, (ii) if the Company has elected to rely upon Rule 430A, to either the Prospectus included in the Registration Statement at the time it becomes effective or to the Prospectus filed in accordance with Rule 424(b) or any Term Sheet filed in accordance with Rule 434, or (iii) if the Company has elected to rely upon Rule 462(b), to any 462(b) Registration Statement in any case if you shall not have previously been advised and furnished a copy thereof a reasonable time prior to the proposed filing, or if you or counsel for the Underwriters shall object to such amendment or supplement.

          (c) The Company has furnished or will furnish to you, at its expense, as soon as available, four (4) copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith and signed copies of all consents and certificates of experts, as you may reasonably request, and has furnished or will furnish to each Underwriter, one conformed copy of the Registration Statement as originally filed and of each amendment thereto.

          (d) The Company will deliver to each Underwriter, at the Company's expense, from time to time, as many copies of each Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will deliver to each Underwriter, at the Company's expense, as soon as the Registration Statement shall have become effective and thereafter from time to time as requested during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as supplemented or amended) as each Underwriter may reasonably request. The Company will comply to the best of its ability with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus or any Term Sheet in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus or any Term Sheet as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus or any Term Sheet is delivered not misleading, or, if for any reason it shall be necessary during such same period to amend or supplement the Prospectus or any Term Sheet in order to comply with the 1933 Act or the rules and regulations thereunder, the Company will notify you and upon your request prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or any Term Sheet or a supplement to the Prospectus or any Term Sheet or an amendment or supplement to any such incorporated document which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus or any Term Sheet, upon your request but at the expense of such Underwriter, the Company will prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus or any Term Sheet complying with
     Section 10(a)(3) of the 1933 Act.

          (e) The Company will take such action as the Underwriters may reasonably request to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for as long as may be necessary to complete the distribution of the Shares (not to exceed nine months); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to make any undertakings in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

          (f) The Company will make generally available to its security holders as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the "effective date of the Registration Statement" (as defined in Rule 158(c) of the 1933 Act Regulations), an earnings statement (in reasonable detail but which need not be audited) complying with the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder and covering a period of at least 12 months beginning after the effective date of the Registration Statement.

          (g) The Company will use the net proceeds received by it from the sale of the Firm Company Shares in the manner specified in the Prospectus under the caption "Use of Proceeds," it being understood, however, that the amounts paid for each such specified use may vary based on the actual amount required to finance the 1997 Acquisition (as defined in the Prospectus).

          (h) During a period of two years after the date hereof, the Company will furnish to you: (i) copies of all reports (financial or otherwise) mailed to securityholders; and (ii) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange or the National Association of Securities Dealers, Inc. (the "NASD").

          (i) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, the Company will not, without the prior written consent of Morgan Keegan & Company, Inc., offer, pledge, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, or announce any offer, pledge, sale, grant of any option to purchase or other disposition, directly or indirectly, any shares of Common Stock or securities convertible into, exercisable or exchangeable for, shares of Common Stock, except as provided in Section 3 of this Agreement and except for the issuance of Common Stock upon the exercise of stock options, warrants or Convertible Subordinated Promissory Notes due December 31, 2002 outstanding on the date of this Agreement to the extent that such stock options or warrants are disclosed in the Prospectus and except for the issuance of options to purchase shares of Common Stock pursuant to the Company's stock option plans described under the caption "Management" in the Prospectus.

          (j) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

          (k) The Company will use its reasonable best efforts to cause the Shares to be approved for listing on the Nasdaq Stock Market and to maintain the listing of the Shares on the Nasdaq Stock Market.

          (l) The Company will endeavor in the future to conduct its affairs, in such a manner so as to ensure that the Company will not be an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (m) Prior to termination of the underwriting syndicate contemplated by this Agreement, the Company will not, and will use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company, except for such fees as shall be paid to a financial institution relating to the Company's Senior Loan Facility.

          (n) If at any time during the 30-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your reasonable opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from you advising the Company to the effect set forth above, the Company agrees to forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

     Section 5. Covenants of the Selling Shareholders. Each of the Selling Shareholders covenants and agrees with each of the Underwriters that the Selling Shareholder will not (i) take, directly or indirectly, prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed, or which has constituted, or that might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of, the Shares or (iii) pay to or agree to pay any person any compensation for soliciting another to purchase any other securities of the Company.

     Section 6. Payment of Expenses. The Company will pay and bear all costs, fees and expenses incident to the performance of its obligations under this Agreement (excluding fees and expenses of counsel for the Underwriters, except as specifically set forth below), including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the Preliminary Prospectuses, the Prospectus and any Term Sheet and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (b) the certificates representing the Shares, the Blue Sky Memoranda and any instruments relating to any of the foregoing, (c) the issuance and delivery of the Shares to the Underwriters, including any transfer taxes payable upon the sale of the Shares to the Underwriters (other than transfer taxes on resales by the Underwriters),
(d) the fees and disbursements of the Company's counsel and accountants, (e) the qualification of the Shares under the applicable securities laws in accordance with the terms of this Agreement, including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky Memoranda, (f) all costs, fees and expenses in connection with the notification to the Nasdaq Stock Market of the proposed issuance of the Shares, (g) filing fees relating to the review of the offering by the NASD, (h) the transfer agent's and registrar's fees and all miscellaneous expenses referred to in Part II of the Registration Statement, (i) costs related to travel and lodging incurred by the Company and its representatives relating to meetings with and presentations to prospective purchasers of the Shares reasonably determined by the Underwriters to be necessary or desirable to effect the sale of the Shares to the public, and

(j) all other costs and expenses incident to the performance of the Company's obligations hereunder (including costs incurred in closing the purchase of the Option Shares, if any) that are not otherwise specifically provided for in this section. The Company, upon your request, will provide funds in advance for filing fees in connection with "blue sky" qualifications.

     If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 10 (other than Section 10(b)(iii), (v) or (vii)) hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of default by any of the Underwriters, the Company will reimburse the Underwriters severally on demand for all reasonable out-of-pocket expenses, including fees and disbursements of Underwriters' counsel, reasonably incurred by the Underwriters in reviewing the Registration Statement and the Prospectus, and in investigating and making preparations for the marketing of the Shares.

     Section 7. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for (i) the Firm Shares that they have respectively agreed to purchase pursuant to this Agreement (and any Option Shares as to which the option granted in Section 3 has been exercised and the Date of Delivery determined by you is the same as the Closing Time) at the Closing Time and (ii) the Option Shares at the Date of Delivery of the Option Shares, are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained herein as of the Closing Time or the Date of Delivery, as the case may be, and to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in certificates of any officer of the Company and the Selling Shareholders delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their obligations hereunder, and to the following further conditions:

          (a) The Registration Statement shall have become effective not later than 5:30 p.m. (Washington, D.C. time) on the date of this Agreement or, with your consent, at a later time and date not later, however, than 5:30 p.m. on the first business day following the date hereof, or at such later time or on such later date as you may agree to in writing; if the Company has elected to rely upon Rule 462(b), the 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; and at the Closing Time no stop order suspending the effectiveness of the Registration Statement or any 462(b) Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriters. If the Company has elected to rely upon Rule 430A, a Prospectus or a Term Sheet containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).


         (b) At the Closing Time, you shall have received a favorable opinion of Kirkland & Ellis, counsel for the Company, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

         (i) The Company has been duly organized and is a corporation existing and in good standing under the General Corporation Law of the State of Delaware with the corporate power to own and lease its properties and to conduct its business as described in the Registration Statement and the Prospectus. The Company is qualified to transact business as a foreign corporation and is in good standing in the state of Louisiana

         (ii) Each of the Subsidiaries has been duly organized and is a corporation existing and in good standing under the General Corporation Law of the State of Delaware. Each such entity has all requisite corporate power to own and lease its properties and conduct its business as described in the Registration Statement and the Prospectus. South Central Pool Supply, Inc. is qualified to do business and is in good standing in the states listed in Schedule D. Alliance Packaging, Inc. is qualified to do business and is in good standing in the State of Texas.

         (iii) The Company has the corporate power and authority to enter into this Agreement, to issue, sell and deliver the Firm Company Shares as provided herein and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Company.

          (iv) The Company was not required to obtain any consent, approval, authorization or order of or from any governmental agency or body for the issuance, sale and delivery of the Firm Company Shares, the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby, except for the order by the Commission declaring the Registration Statement effective.

         (v) The issuance, sale and delivery by the Company of the Shares, the Company's execution, delivery and performance of this Agreement, and the consummation by the Company of the transactions contemplated hereby do not conflict with or result in a breach or violation of any of the terms and provisions of, or (with or without the giving notice or the passage of time or both) constitute a default under, (a) the charter or by-laws of the Company or the Subsidiaries, respectively, ; (b) any existing obligation of the Company under any of the agreements filed as exhibits to the Registration Statement (provided, that such counsel need not express an opinion as to compliance with any financial test or cross-default provision in any such agreement);
               (c) to such counsel's knowledge, any applicable statute, judgment, decree, order, rule or regulation of any court or governmental agency or body (except that such counsel need not express an opinion as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of the indemnification or contribution provisions of this Agreement would be permitted); or, (d) to such counsel's knowledge, result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or the Subsidiaries, respectively.

         (vi) The Common Stock conforms in all material respects as to legal matters to the description thereof contained in the Registration Statement and the Prospectus under the heading "Description of Capital Stock."

         (vii) The Shares to be issued and sold to the Underwriters hereunder have been validly authorized by the Company. When appropriate certificates representing those Shares are duly countersigned by the Company's transfer agent and registrar (or other similar action is taken by the Company's transfer agent and registrar with regard to electronic transfer of such Shares) and issued and delivered against payment therefor as provided in this Agreement, such shares will be validly issued, fully paid and nonassessable. To such counsel's knowledge, no preemptive rights of shareholders exist with respect to any of the Shares which have not been satisfied or waived. To such counsel's knowledge, no person or entity holds a right to require or participate in the registration under the 1933 Act of the Shares pursuant to the Registration Statement which has not been satisfied or waived. The form of certificates evidencing the Shares complies with all applicable requirements of Delaware law.

        (viii) The Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization." All of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable. None of the issued shares of capital stock of the Company has been issued or is owned or held in violation of any statutory preemptive rights of shareholders. Such counsel may assume for purposes of this opinion that in the case of each share issuance and transfer, the shares were represented by a shares certificate which complied with all applicable requirements imposed by law, by the Company's certificate of incorporation and bylaws and by any applicable resolutions by the Company's board of directors, that such certificate was properly signed and authenticated and that payment for such shares was received by the Company.

        (ix) All of the issued shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned directly, or indirectly through another Subsidiary, by the Company and, to the knowledge of such counsel, are held free and clear of all liens, security interests, pledges, charges, encumbrances, defects, shareholders' agreements, voting trusts, equities or claims of any nature whatsoever except for the pledge of such shares pursuant to the Company's Senior Loan Facility. Such counsel may assume for purposes of this opinion that in the case of each share issuance and transfer, the shares were represented by a shares certificate which complied with all applicable requirements imposed by law, by the Company's certificate of incorporation and bylaws and by any applicable resolutions by the Company's board of directors, that such certificate was properly signed and authenticated and that payment for such shares was received by the Company.

         (x) Neither the Company nor its Subsidiaries is in violation of their respective charter or by-laws, and no material default exists, and to such counsel's knowledge, no event has occurred nor state of facts exist which, with notice or after the lapse of time to cure or both, would constitute a material default in the due performance and observance of any obligation, agreement, term, covenant, or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument filed as an exhibit to the Registration Statement.

         (xi) Such counsel has no knowledge about any legal or governmental proceeding that is pending or threatened against the Company that has caused such counsel to conclude that such proceeding is required by Item 103 of Regulation S-K to be described in the Prospectus but that is not so described.

         (xii) Such counsel has no knowledge about any contract, lease or other legal document to which the Company or a Subsidiary is a party or to which any of their property is subject that has caused such counsel to conclude that such contract, lease or other document is required to be described in the Prospectus but is not so described or is required to be filed as an exhibit to the Registration Statement but has not been so filed.

          (xiii) Other than financial statements and other financial and operating data and schedules contained therein, as to which counsel need express no opinion, the Registration Statement, any 462(b) Registration Statement, all Preliminary Prospectuses, the Prospectus and any amendment or supplement thereto, appear on their face to conform as to form in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder.

          (xiv) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the net proceeds to the Company therefrom as described in the Prospectus, will not be, an "investment company," or a company "controlled" by an "investment company," as such terms are defined in of the Investment Company Act of 1940, as amended.

          (xv) The descriptions in the Prospectus of statutes, regulations, legal or governmental proceedings are accurate and present fairly a summary of the information required to be shown under the 1933 Act and the 1933 Act Regulations. The information in the Prospectus under the caption "Shares Available for Future Sale" to the extent that it summarizes laws, governmental rules or regulations or documents, has been reviewed by such counsel, is correct in all material respects and presents fairly the information required to be disclosed therein under the 1933 Act and the 1933 Act Regulations.

                 A member of the Commission's staff has advised such counsel by telephone that the Commission's Division of Corporation Finance, pursuant to authority delegated to it by the Commission, has entered an order declaring the Registration Statement and any 462(b) Registration Statement effective under the Securities Act on December ___, 1997 and December ___, 1997, respectively, (the "Effective Date") and such counsel has no knowledge that any stop order suspending the effectiveness of such Registration Statements has been issued or that any proceedings for that purpose are pending before, or threatened by, the Commission. Such counsel also shall state that nothing has come to such counsel's attention that has caused such counsel to conclude that the Registration Statement, any 462(b) Registration Statement or any further amendment thereto made prior to the Closing Time or the Date of Delivery, as the case may be, on its effective date and as of the Closing Time or the Date of Delivery, as the case may be, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, or any amendment or supplement thereto made prior to the Closing Time or the Date of Delivery, as the case may be, as of its issue date and as of the Closing Time or the Date of Delivery, as the case may be, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that such counsel need express no belief regarding the financial statements and related schedules and other financial data contained in the Registration Statement, any 462(b) Registration Statement, any amendment thereto, or the Prospectus, or any amendment or supplement thereto).

          (c) You shall have received an opinion, dated such Time of Delivery, of Kirkland & Ellis, counsel for the Selling Shareholders, in form and substance satisfactory to you and your counsel, to the effect that:

          (i) The Power of Attorney and the Custody Agreement have been duly executed and delivered by each Selling Shareholder, and each is enforceable against each Selling Shareholder in accordance with its terms subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles.

          (ii) This Agreement has been duly executed and delivered by or on behalf of each Selling Shareholder; the sale of the Shares to be sold by each Selling Shareholder at such Time of Delivery and the performance of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not, violate any provision of the charter or bylaws or other governing instruments of each Selling Shareholder or any statute, rule or regulation (except that such counsel need not express an opinion as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of the indemnification or contribution provisions in the Underwriting Agreement would be permitted).

        (iii) The Selling Shareholders were not required to obtain any consent, approval, authorization or order of or from any governmental agency or body for the sale of the Shares being sold by such Selling Shareholder or the consummation of the transactions contemplated by this Agreement, the Power of Attorney or the Custody Agreement, except for the order by the Commission declaring the Registration Statement effective, and except the registration of such Shares under the Act and such as may be required under state securities or blue sky laws in connection with the offer, sale and distribution of such Shares by the Underwriters.

        (iv) Upon your payment to the Selling Shareholders of the purchase price specified in this Agreement and delivery to you of the certificate or certificates representing the Selling Shareholder Shares upon consummation of the sale thereof in accordance with this Agreement, you will have acquired ownership of the Selling Shareholder Shares free of any adverse claim. For purposes of this opinion, such counsel may assume that you will have purchased the Selling Shareholder Shares in good faith and without notice of any adverse claim or defect in the validity of the Selling Shareholder Shares and that you will take possession at the closing of the certificates representing the Selling Shareholder Shares and the instrument pursuant to which the Selling Shareholders have assigned the Selling Shareholder Shares to you. The term "adverse claim" as used in this opinion has the meaning given to such term in Article 8 of the Uniform Commercial Code and does not include (i) any claim which arises through you or any person claiming through you (such as any security interest you may have granted in the shares) and (ii) any adverse interest which would not be extinguished upon the purchase of the Selling Shareholder Shares by a person who qualifies as a "bona fide purchaser" or "protected purchaser" under (S) 8-303 of the Uniform Commercial Code. Such counsel will further advise you that it has no actual knowledge of the existence of any interest of the kind specified in clause
               (ii) of the preceding sentence.

     (d) In rendering the opinions set forth in Sections 7(b) and (c), such counsel may assume: each document it has reviewed for purposes of the letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; that this Agreement and every other agreement it has examined for purposes of the letter constitutes a valid and binding obligation of each party to that document and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement (except that such counsel will make no such assumptions with respect to the Company); and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the advice provided in this letter. Such counsel may also make other assumptions which it believes to be appropriate for purposes of the letter.

               Such counsel may rely without independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in this Agreement and other documents specifically identified at the beginning of the letter as having been read by such counsel; (iii) factual information provided to such counsel by the Company or its representatives; and (iv) factual information obtained by such counsel from such other sources as it has deemed reasonable. Such counsel may assume that the information upon which it has relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. For purposes of the opinions in subsections (i) and (ii) of Section 7(b), such counsel may, as to matters of fact, rely exclusively upon certificates issued by governmental authorities in the relevant jurisdictions.

               Such counsel will confirm that it does not have knowledge that has caused it to conclude that its reliance and assumptions cited in the two immediately preceding paragraphs are unwarranted. Whenever the letter provides advice about (or based upon ) knowledge of any particular information or about any information which has not come to such counsel's attention such advice is based entirely on the conscious awareness at the time this letter is delivered on the date it bears by the lawyers with Kirkland & Ellis at that time who spent substantial time representing the Company in connection with the offering effected pursuant to the Prospectus.

               Such counsel's advice on every legal issue addressed in the letter may be based exclusively on the law of the State of Illinois, the General Corporation Law of the State of Delaware, or the federal law of the United States, and may represent such counsel's opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. None of the opinions or other advice contained in the letter considers or covers: (i) any state securities (or "blue sky") laws or regulations, (ii) any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial or statistical information set forth or incorporated by reference in (or omitted from) the Registration Statement or the Prospectus or (ii) any rules and regulations of the National Association of Securities Dealers, Inc. relating to the compensation of underwriters. The letter need not cover any other laws, statutes, governmental rules or regulations or decisions which in such counsel's experience are not usually considered for or covered by opinions like those contained in the letter or are not generally applicable to transactions of the kind covered by this Agreement.

     (e) At the Closing Time, you shall have received a favorable opinion from Alston & Bird LLP, counsel for the Underwriters, dated as of the Closing Time, with respect to the existence of the Company, the issuance and sale of the Shares, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass on such matters. As of the date hereof, you hereby represent that you know of no reason why such opinions cannot be delivered.

     (f) At the Closing Time, (i) the Registration Statement, any 462(b) Registration Statement, and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations; the Company shall have complied in all material respects with Rule 430A (if it shall have elected to rely thereon) and neither the Registration Statement, any 462(b) Registration Statement, nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the business, results of operations or financial condition of the Company, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding at law or in equity shall be pending or, to the best of Company's knowledge, threatened against the Company that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the best knowledge of the Company, threatened against the Company before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding could materially adversely affect the business, results of operations or financial condition of the Company, other than as set forth in the Prospectus, (iv) the Company shall have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, and (v) the representations and warranties of the Company set forth in Section 1 shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate executed by the President and Chief Financial Officer of the Company on behalf of the Company dated as of the Closing Time, to such effect. The representations and warranties of the Selling Shareholders set forth herein shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate executed on behalf of the Selling Shareholders to such effect.

         (g) You shall have received from Ernst & Young LLP letters dated, respectively, the date hereof (or, if the Registration Statement has been declared effective prior to the execution and delivery of this Agreement, dated such effective date and the date of this Agreement) and the Closing Time and the Date of Delivery, in form and substance satisfactory to you, to the effect set forth in Annex 1 hereto. In the event that the letters referred to in this subsection set forth any changes, decreases or increases in the items specified in paragraph (iv) of Annex 1, it shall be a further condition to the obligations of the Underwriters that (i) such letters shall be accompanied by a written explanation by the Company as to the significance thereof, unless the Underwriters deem such explanation unnecessary, and (ii) such changes, decreases or increases do not, in your sole judgment, make it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares as contemplated by the Registration Statement, as amended as of the date of such letter.

            (h) At the Closing Time, you shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to you and dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) above, except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

            (i) At the Closing Time, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated in this Agreement and the matters referred to in Section 7(d) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Shares as contemplated in this Agreement shall be reasonably satisfactory in form and substance to you and to counsel for the Underwriters. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

            (j) The NASD, upon review of the terms of the public offering of the Shares, shall not have objected to such offering, such terms or the Underwriters' participation in the same.

            If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 6. Notwithstanding any such termination, the provisions of Section 8 shall remain in effect.

            The several obligations of the Underwriters to purchase Option Shares hereunder are subject to the satisfaction on and as of any Date of Delivery for Option Shares of the conditions set forth in this Section 7, except that, if any Date of Delivery for Option Shares is other than the Closing Time, the certificates, opinions and letters referred to in paragraphs (b), (c) and (d) shall be revised to reflect the sale of Option Shares.

     Section 8. Indemnification and Contribution.

            (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject under the 1933 Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any breach of any warranty or covenant of the Company herein contained, (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, any 462(b) Registration Statement or the Prospectus, or any amendment or supplement thereto, or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"), or (iii) arise out of or are based upon the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, any 462(b) Registration Statement, the Prospectus, or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, any 462(b) Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter expressly for use therein and provided, further, that the indemnity agreement provided in this Section 8(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any losses, claims, damages or liabilities or actions based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state therein a material fact purchased the Shares, if a copy of the Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected had not been sent or given to such person within the time required by the Act and the Rules and Regulations. In addition to its other obligations under this Section 8(a), the Company agrees that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 8(a), it will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the prime rate (or reference rate or other commercial lending rate for borrowers of the highest credit standing) published from time to time by The Wall Street Journal (the "Prime Rate") from the date of such request. This indemnity agreement shall be in addition to any liabilities that the Company may otherwise have. The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened action or claim or related cause of action or portion of such cause of action in respect of which indemnification may be sought hereunder (whether or not such Underwriter is a party to such action or claim), unless such settlement, compromise or consent includes an unconditional release of such Underwriter from all liability arising out of such action or claim (or related cause of action or portion thereof).

         The indemnity agreement in this Section 8(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls any Underwriter within the meaning of the 1933 Act to the same extent as such agreement applies to the Underwriters.

         (b) Each Selling Shareholder, severally but not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject under the 1933 Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any breach of any warranty or covenant of such Selling Shareholder herein contained, (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, any 462(b) Registration Statement or the Prospectus, or any amendment or supplement thereto, or (B) any Application, or (iii) arise out of or are based upon the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, any 462(b) Registration Statement, the Prospectus, or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, any 462(b) Registration Statement, or the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter expressly for use therein and provided, further, that the indemnity agreement provided in this Section 8(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any losses, claims, damages or liabilities or actions based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state therein a material fact purchased the Shares, if a copy of the Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected had not been sent or given to such person within the time required by the Act and the Rules and Regulations. In addition to their other obligations under this Section 8(b), each Selling Shareholder agrees that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 8(b), such Selling Shareholder will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of such Selling Shareholder's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the prime rate (or reference rate or other commercial lending rate for borrowers of the highest credit standing) published from time to time by The Wall Street Journal (the "Prime Rate") from the date of such request. This indemnity agreement shall be in addition to any liabilities that such Selling Shareholder may otherwise have. Such Selling Shareholder will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened action or claim or related cause of action or portion of such cause of action in respect of which indemnification may be sought hereunder (whether or not such Underwriter is a party to such action or claim), unless such settlement, compromise or consent includes an unconditional release of such Underwriter from all liability arising out of such action or claim (or related cause of action or portion thereof).

         The indemnity agreement in this Section 8(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls any Underwriter within the meaning of the 1933 Act to the same extent as such agreement applies to the Underwriters.

         (c) Each Underwriter, severally but not jointly, will indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company and such Selling Shareholder may become subject, under the 1933 Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any warranty or covenant by such Underwriter herein contained or any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, any 462(b) Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to or on behalf of the Company by such Underwriter expressly for use therein; and will reimburse the Company and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company and such Selling Shareholder in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to its other obligations under this Section 8(c), the Underwriters agree that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 8(c), they will reimburse the Company and each Selling Shareholder on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of their obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made to the Company within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities that the Underwriters may otherwise have. No Underwriter will, without the prior written consent of the Company, and each Selling Shareholder settle or compromise or consent to the entry of judgment in any pending or threatened action or claim or related cause of action or portion of such cause of action in respect of which indemnification may be sought hereunder (whether or not the Company is a party to such action or claim), unless such settlement, compromise or consent includes an unconditional release of the Company and each Selling Shareholder from all liability arising out of such action or claim (or related cause of action or portion thereof).

         The indemnity agreement in this Section 8(c) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer and director of the Company and each person, if any, who controls the Company and each Selling Shareholder within the meaning of the 1933 Act to the same extent as such agreement applies to the Company and the Selling Shareholder.

         (d) Promptly after receipt by an indemnified party under subsection
     (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof. No indemnification provided for in subsection (a), (b) or (c) shall be available to any party who shall fail to give notice as provided in this subsection (d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced in any material respect by the failure to give such notice, but the omission so to notify the indemnifying party will not relieve the indemnifying party or parties from any liability that it or they may have to any indemnified party otherwise than under this
     Section 8. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, except that if the indemnified party has been advised by counsel in writing that there are one or more defenses available to the indemnified party which are different from or additional to those available to the indemnifying party, then the indemnified party shall have the right to employ separate counsel and in that event the reasonable fees and expenses of such separate counsel for the indemnified party shall be paid by the indemnifying party; provided, however, that if the indemnifying party is the Company, the Company shall only be obligated to pay the reasonable fees and expenses of a single law firm (and any reasonably necessary local counsel) employed by all of the indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (e) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Section 8(a), (b) and
     (c) hereof, including the amounts of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the indemnifying parties, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the National Association of Securities Dealers, Inc. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in Sections 8(a), (b) and (c) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses that is created by the provisions of Sections 8(a), (b) and (c).

         (f) In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in this Section 8 is for any reason judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the right of appeal) to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Selling Shareholders, on the one hand and the Underwriters on the other shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company and the Selling Shareholders, and one or more of the Underwriters, as incurred, in such proportions that (a) the Underwriters are responsible pro rata for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the public offering price (before deducting expenses) appearing thereon, and (b) the Company and the Selling Shareholders are responsible for the balance, provided, however, that no person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; provided, further, that if the allocation provided above is not permitted by applicable law, the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other shall contribute to the aggregate losses in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Shareholders, on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company and the Selling Shareholders, on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders, and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(f). The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending such action or claim. Notwithstanding the provisions of this Section 8(f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters' obligations in this Section 8(f) to contribute are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 8(f), each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Shareholders, within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company or the Selling Shareholders.

          (g) Notwithstanding anything to the contrary contained herein, (i) the Selling Shareholders shall have no liability or obligations under this
     Section 8 unless the Company shall have had final, non-appealable judgment against it with respect to a claim under this Section 8 and such judgment is not paid or satisfied in full within sixty days, and (ii) the aggregate liability of the Selling Shareholders under this Section 8 shall not exceed the net proceeds received by the Selling Shareholders hereunder.

     Section 9. Representations, Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company and the Selling Shareholders, or their respective officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, any Selling Shareholder, or any Underwriter or controlling person, and with respect to an Underwriter or the Company and the Selling Shareholders, will survive delivery of and payment for the Shares or termination of this Agreement and shall continue in full force and effect until the applicable statute of limitations, except that if a claim for indemnification is made under this Agreement prior to the expiration of such statute of limitations, the representations, warranties, indemnities, agreements and other statements set forth in or made pursuant to this Agreement will remain operative and in full force and effect until such claim is resolved.

     Section 10.  Effective Date of Agreement and Termination.

          (a) This Agreement shall become effective immediately as to Sections 6 and 8 and, as to all other provisions, (i) if at the time of execution of this Agreement the Registration Statement has not become effective, at 10:00 a.m., on the first full business day following the effectiveness of the Registration Statement, or (ii) if at the time of execution of this Agreement the Registration Statement has been declared effective, at 10:00 a.m. on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as you may determine on and by notice to the Company or by release of any of the Shares for sale to the public. For the purposes of this Section 10, the Shares shall be deemed to have been so released upon the release of publication of any newspaper advertisement relating to the Shares or upon the release by you of telegrams (i) advising the Underwriters that the Shares are released for public offering, or (ii) offering the Shares for sale to securities dealers, whichever may occur first. By giving notice before the time this Agreement becomes effective, you, as representative of the several Underwriters, or the Company, may prevent this Agreement from becoming effective, without liability of any party to any other party, except that the Company shall remain obligated to pay costs and expenses to the extent provided in Section 6 hereof.

          (b) You may terminate this Agreement, by notice to the Company, at any time from date hereof until Closing Time (i) in accordance with the last paragraph of Section 7 of this Agreement, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, results of operations or financial condition of the Company, whether or not arising in the ordinary course of business, or (iii) if there has occurred or accelerated any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by the Nasdaq Stock Market or if trading generally on the New York Stock Exchange or in the over-the-counter market has been suspended, or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or by order of the Commission or any other governmental authority, or (v) if a banking moratorium has been declared by federal or New York or Tennessee authorities, or (vi) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which in your reasonable opinion materially adversely affects or will materially adversely affect the business or operations of the Company, or (vii) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States.

          (c) If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party, except to the extent provided in Section 6. Notwithstanding any such termination, the provisions of Section 8 shall remain in effect.

     Section 11. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or the Date of Delivery to purchase the Shares that it or they are obligated to purchase pursuant to this Agreement (the "Defaulted Securities"), you shall use your reasonable best efforts to procure, within 36 hours thereafter, one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, you have not completed such arrangements within such 36-hour period, then:

          (a) If the aggregate number of Shares which are Defaulted Securities does not exceed 10% of the aggregate number of Firm Shares or Option Shares, as the case may be, to be purchased pursuant to this Agreement, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligation proportions bear to the underwriting obligations of all non-defaulting Underwriters, and

          (b) If the aggregate number of Shares which are Defaulted Securities exceeds 10% of the aggregate number of Firm Shares or Option Shares as the case may be to be purchased pursuant to this Agreement, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default that does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus that may thereby be made necessary. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 11.

     Section 12. Default by the Company. If the Company shall fail at the Closing Time to sell and deliver the aggregate number of Firm Shares that it is obligated to sell, then this Agreement shall terminate without any liability on the part of any non-defaulting party, except to the extent provided in Section 6 and except that the provisions of Section 8 shall remain in effect.

     No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect to such default.

     Section 13. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed c/o Morgan Keegan & Company, Inc., 50 Front Street, Memphis, Tennessee 38103, Attention: Bill Allen (in each case with a copy sent in the same manner to Alston & Bird LLP, 1201 West Peachtree Street, Atlanta, GA 30309 Attention: Joel Hughey and notices to the Company shall be directed to the Company at 109 Northpark Boulevard, Covington, Louisiana 70433,
Attention: Chairman of the Board, and notices to the Selling Shareholders, shall be directed to them at the addresses set forth in Schedule B (with a copy sent in the same manner to Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601 Attention: Stephen L. Ritchie).

     Section 14. Parties. This Agreement is made solely for the benefit of and is binding upon the Underwriters, the Company and the Selling Shareholders, to the extent provided in Section 8, any person controlling the Company and the Selling Shareholders, or any of the Underwriters, the officers and directors of the Company, and their respective executors, administrators, successors and assigns and subject to the provisions of Section 8, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any of the several Underwriters of the Shares.

     All of the obligations of the Underwriters and the Selling Shareholders hereunder are several and not joint.

     Section 15. Governing Law and Time. This Agreement shall be governed by the laws of the State of Tennessee. Specified time of the day refers to United States Eastern Time. Time shall be of the essence of this Agreement.

     Section 16. Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, and upon the acceptance hereof by Morgan Keegan & Company, Inc., on behalf of each of the Underwriters, this instrument will become a binding agreement among the Company, the Selling Shareholders, and the several Underwriters in accordance with its terms. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in the Master Agreement among Underwriters, a copy of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

                              Very truly yours,

                              SCP POOL CORPORATION

                              By:
                                  ---------------------------------
                              Name:  William B. Sexton
                              Title:  Chairman

                              Code, Hennessy & Simmons Limited
                              Partnership

                              By:  CHS Management Limited Partners, its
                                 --------------------------------------
                                   General Partner
                                   ---------------


                              By:
                                 ----------------------
                              Name:
                                   -------------------
                              Title:  General Partner

                              Other Selling Shareholders

                              Wilson B. Sexton
                              Frank J. St. Romain
                              St. Romain Children's Trust
                              Richard P. Polizzotto


                              By:
                                  --------------------------------
                              Name:
                                   ---------------------------
                              Attorney-in-Fact acting on behalf of each of
                              the Other Selling Shareholders

The foregoing Agreement is hereby
confirmed and accepted as of the
date first written above:

MORGAN KEEGAN & COMPANY, INC.
THE ROBINSON-HUMPHREY COMPANY, LLC
JOHNSON RICE & COMPANY L.L.C.

BY:  MORGAN KEEGAN & COMPANY, INC.


BY:
   -----------------------------
   BILL ALLEN
   (Authorized Representative)

On Behalf of each of the Underwriters

                                  SCHEDULE A

                                                           Number of
                                                           Firm Shares
Underwriter                                                to be Purchased
-----------                                                ---------------
Morgan Keegan & Company, Inc.
                                                           ---------------
The Robinson-Humphrey Company, LLC
                                                           ---------------
Johnson Rice & Company L.L.C.
                                                           ---------------

TOTAL                                                            2,950,000
                                                                 =========


                                  SCHEDULE B
                             SELLING SHAREHOLDERS

                                                            Number of
                                                            Firm Selling
Name                                                        Shareholder Shares
----                                                        ------------------
Wilson B. Sexton                                                   50,000
Frank J. St. Romain                                                17,187
Code, Hennessy & Simmons Limited Partnership                    1,500,379
10 South Wacker Drive
Suite 3175
Chicago, Illinois  60606
Maurice D. VanDyke, Trustee under Agreement dated
_____ for the benefit of the St. Romain Children's Trust           24,434
Richard P. Polizzotto                                               8,000
                                                                ---------
TOTAL                                                           1,600,000
                                                                =========

                                   SCHEDULE C
                              SELLING SHAREHOLDERS

                                              Number of
Name                                          Option Shares
----                                          -------------

Code, Hennessy & Simmons Limited Partnership      442,500

                                   SECTION D
                        SOUTH CENTRAL POOL SUPPLY, INC.
                             FOREIGN QUALIFICATIONS



                                    Alabama
                                    Arizona
                                    Arkansas
                                   California
                                    Florida
                                    Georgia
                                    Illinois
                                    Indiana
                                     Kansas
                                   Louisiana
                                  Mississippi
                                    Missouri
                                     Nevada
                                   New Mexico
                                 North Carolina
                                      Ohio
                                    Oklahoma
                                     Oregon
                                   Tennessee
                                     Texas
                                    Virginia
                                   Washington

                                                                         ANNEX 1

          Pursuant to Section 7(f) of the Underwriting Agreement, Ernst & Young LLP shall furnish letters to the Underwriters to the-effect that:

               (i) they are independent public accountants with respect to the Company and its consolidated subsidiaries within the meaning the 1933 Act and the applicable published rules and regulations thereunder;

               (ii) in their opinion, the consolidated financial statements and schedules audited by them and included in the Prospectus, the Registration Statement and any 462(b) Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related published rules and regulations thereunder;

               (iii) the financial statements of the Company as of and for the period ended September 30, 1997 were reviewed by them in accordance with the standards established by the American Institute of Certified Public Accountants and based upon their review they are not aware of any material modifications that should be made to such financial statements for them to be in conformity with generally accepted accounting principles, and such financial statements comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the applicable rules and regulations thereunder;

               (iv) On the basis of a reading of the latest available interim unaudited consolidated financial statements of the Company and its consolidated subsidiaries, and of the unaudited consolidated financial statements of the Company and its consolidated subsidiaries for the periods from which such amounts are derived, limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                     (A) the unaudited consolidated condensed financial statements of the Company and its consolidated subsidiaries included in the Registration Statement and the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the 1933 Act and the related published rules and regulations thereunder or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus;


                    (B) as of a specified date not more than 5 days prior to the date of such letter, there were any changes in the capital stock (other than the issuance of capital stock upon exercise of options which were outstanding on the date of the latest balance sheet included in the Prospectus) or any increase in inventories or the long-term debt or short-term debt of the Company and its subsidiaries, or any decreases in net current assets or net assets or other items specified by the Underwriters, or any increases in any items specified by the Underwriters, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                    (C) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (B) there were any decreases in net sales or operating income or the total or per share amounts of net income or other items specified by the Underwriters, or any increases in any items specified by the Underwriters, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Underwriters, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur which are described in such letter; and

          (v) In addition to the audit referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriters which are derived from the general accounting records of the Company and its subsidiaries, included in the Registration Statement and the Prospectus, or which appear in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Underwriters, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

          (vi) on the basis of a reading of the unaudited pro forma consolidated condensed financial statements included in the Registration Statement and the Prospectus, carrying out certain specified procedures that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph (vi), inquiries of certain officials of the Company and its consolidated subsidiaries and Bicknell Huston who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma consolidated condensed financial statements, nothing came to their attention that caused them to believe that the unaudited pro forma consolidated condensed financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

               References to the Registration Statement and the Prospectus in this Annex 1 shall include any amendment or supplement thereto at the date of such letter.

                                     -3-